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                                                                    EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of TurboChef Technologies, Inc. for the registration of 54,743,873 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 2004, with respect to the financial statements of TurboChef Technologies, Inc. included in its Form 8-K/A No. 1 and No. 2, filed with the Securities and Exchange Commission.


/s/ Whitley Penn


Dallas, Texas
July 28, 2004